UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 31, 2008

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On March 31, 2008, Thomas Group’s board of directors adopted a restructuring plan and approved reductions in force affecting approximately one-third of its employees. These actions were announced in a press release dated April 2, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company estimates that these activities will remove approximately $6.0 million of annualized operating costs. The Company further announced that it will record a charge of approximately $180,000 to $250,000, net of tax effects, for one-time termination benefits related to employee severance and other benefits in its second quarter 2008 operating results. No other charges are expected as a result of these actions.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued April 2, 2008 entitled “Thomas Group Announces Reductions in Force.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date: April 2, 2008	By:	/s/ Michael J. Barhydt
Michael J. Barhydt,
Vice President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued April 2, 2008 entitled “Thomas Group Announces Reductions in Force.”